C3 AI Announces Third Quarter Fiscal 2021 Results

Total Revenue of $49.1 million, increased 19% year over year;

Subscription Revenue of $42.7 million, increased 23% year over year

REDWOOD CITY, Calif. - March 1, 2021 - C3.ai, Inc. (NYSE: AI), a leading provider of enterprise AI applications software, today announced results for its fiscal third quarter ended January 31, 2021.
“We continue to establish our leadership as the only enterprise AI software pure play," said CEO Thomas M. Siebel. “This is a large and rapidly growing market; we continue to innovate; we continue to expand our market-partner ecosystem and associated distribution capacity; and we continue to demonstrate technology leadership. I believe that we are increasingly well-positioned to establish a global market leadership position in enterprise AI software.”

Third Quarter Financial Highlights
•Revenue: Total revenue for the quarter was $49.1 million, up from $41.3 million one year ago, an increase of 19% year over year.
•Subscription revenue: Subscription revenue for the quarter was $42.7 million, up from $34.6 million one year ago, an increase of 23% year over year. Subscription revenue increased to 87% of total revenue, up from 84% of total revenue one year ago.
•Professional Services revenue: Professional Services revenue for the quarter was $6.4 million compared to $6.7 million one year ago, a 4% decrease. Year over year, professional services revenue decreased from 16% to 13% of total revenue.
•Gross Margin and non-GAAP Gross Margin: Gross margin for the quarter was $36.9 million, or 75%, compared to $30.4 million, or 74% one year ago, an increase of 22% year over year. Non-GAAP gross margin was $37.3 million, or 76%, an increase from $30.5 million, or 74% one year ago, an increase of 22% year over year.
•Loss from Operations and Non-GAAP Loss from Operations: Loss from operations for the quarter was $18.5 million, compared to $10.4 million one year ago. Non-GAAP operating loss for the third quarter was $11.9 million, compared to $8.4 million one year ago.

Recent Business Highlights
•The C3 AI Digital Transformation footprint in Oil & Gas, Manufacturing, Financial Services, Aerospace, Utilities, and Energy Sustainability continues to expand with new enterprise production deployments at Shell, the US Air Force, US Army, New York Power Authority, ConEd, Bank of America, and Johnson Controls.
•C3 AI significantly expanded its market-partner ecosystem to broaden its distribution and service network globally. In addition to expanding its market partnership activities with Microsoft, Baker Hughes, and ENGIE, C3 AI extended our relationship with Raytheon to serve the defense and intelligence communities; with FIS, a global financial services software company, to serve the banking and financial services industries; and with Infor to serve the global ERP market.
•C3 AI demonstrated continued product leadership in enterprise AI. In the third quarter, the company released C3 AI v7.17, offering significant functional enhancements, performance improvements, and a new Integrated Development Suite (IDS) to accelerate AI application development. In partnership with Microsoft and Adobe, C3 AI announced the availability of C3 AI CRM, a family of industry-specific AI-enabled CRM applications. In addition, C3 AI released C3 AI Ex Machina, a mass-market, cloud-native, low-code/no-code application that enables the democratization of data science.
•The US Patent Office awarded C3 AI an important patent titled, “Systems, methods, and devices for an enterprise AI application development platform” (No.10,817,530). This patent secures the fundamental concepts of applying a model-driven software architecture for enterprise AI applications as C3 AI intellectual property.

•C3 AI expanded its investments and market penetration in the increasingly critical climate and energy sustainability market. In partnership with Shell, Microsoft, and Baker Hughes, C3 AI formed the Open Energy AI Initiative, an open marketplace for C3 AI energy applications. C3 AI increased its investment in the C3.ai Digital Transformation Institute (DTI), funding seminal AI COVID research and issuing a new call for papers to fund innovative research in applying AI and digital transformation to energy and climate security.

•C3 AI expanded the company’s leadership with the addition of Jim Snabe, former co-CEO of SAP, to its Board of Directors. In addition, C3 AI enhanced its global advisory board with the additions of Sajid Javid, Member of Parliament and former Home Secretary and former Chancellor of the Exchequer in the UK; former U.S. Assistant Secretary of the Navy, Admiral Dennis McGinn; former Deputy Director of the NSA, Rick Ledgett; former President of SAP, Franck Cohen and former President and COO of Alteryx, George Mathew.

Financial Outlook:

Our guidance includes GAAP and non-GAAP financial measures.

The following table summarizes our guidance for the fourth quarter of fiscal 2021 and full-year fiscal 2021:

(in millions)	Fourth Quarter Fiscal 2021 Guidance	Full Year Fiscal 2021 Guidance
Total revenue	$50.0 - $51.0	$180.9 - $181.9
Non-GAAP loss from operations	($28.0) - ($27.0)	($50.1) - ($49.1)

Historically, the difference between GAAP and non-GAAP measures has been limited to stock-based compensation expense. Beginning with guidance for the fourth quarter of fiscal 2021 and full-year fiscal 2021, and in future periods, the difference between GAAP and non-GAAP measures will include stock-based compensation and employer payroll tax expense related to employee stock-based compensation.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP results included in this press release. Our fiscal year ends April 30, and numbers are rounded for presentation purposes.

Conference Call Details

What:	C3 AI Third Quarter Fiscal 2021 Financial Results Conference Call
When:	Monday, March 1, 2021
Time:	2:00 p.m. PT / 5:00 p.m. ET
Live Call:	(833) 979-2768, Domestic
(236) 714-2883, International
Conference ID: 4668908
Webcast:	https://event.on24.com/wcc/r/3015157/885F1E2FD850F2DBC977CC64443C1836 (live and replay)
Investor Presentation Details

An investor presentation providing additional information and analysis can be found at our investor relations page at ir.c3.ai.
Statement Regarding Use of non-GAAP Financial Measures

We report the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
•Non-GAAP gross profit, non-GAAP gross margin, and non-GAAP loss from operations. Our non-GAAP gross profit, non-GAAP gross margin, and non-GAAP loss from operations measures exclude the effect of stock-based compensation expense-related charges. We believe the presentation of operating results that exclude these non-cash items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP results.
Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including our market leadership position, plans to license certain technologies, financial outlook, our business strategies, plans, and objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties. Some of these risks are described in greater detail in our filings with the Securities and Exchange Commission (the “SEC”), including our final prospectus filed on December 9, 2020, although new and unanticipated risks may arise. The future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Except to the extent required by law, we do not undertake to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations.

About C3.ai, Inc.
C3.ai, Inc. (NYSE:AI) is a leading provider of enterprise AI software for accelerating digital transformation. C3 AI delivers a family of fully integrated products: C3 AI® Suite, an end-to-end platform for developing, deploying, and operating large-scale AI applications; C3 AI Applications, a portfolio of industry-specific SaaS AI applications; C3 AI CRM, a suite of industry-specific CRM applications designed for AI and machine learning; and C3 AI Ex Machina, a no-code AI solution to apply data science to everyday business problems. The core of the C3 AI offering is an open, model-driven AI architecture that dramatically simplifies data science and application development. Learn more at: www.c3.ai.

Investor Contact
ir@c3.ai

Press Contact
Lisa Kennedy
(415) 914-8336
pr@c3.ai

Source: C3.ai, Inc.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2021	2020	2021	2020
Revenue
Subscription(1)	$42,699	$34,629	$114,248	$98,627
Professional services(2)	6,410	6,654	16,685	16,421
Total revenue	49,109	41,283	130,933	115,048
Cost of revenue
Subscription	7,023	8,862	22,694	23,493
Professional services	5,203	2,069	10,113	5,785
Total cost of revenue	12,226	10,931	32,807	29,278
Gross profit	36,883	30,352	98,126	85,770
Operating expenses
Sales and marketing	28,450	23,162	64,898	60,385
Research and development	18,748	12,331	48,145	47,122
General and administrative	8,184	5,291	21,433	19,541
Total operating expenses	55,382	40,784	134,476	127,048
Loss from operations	(18,499)	(10,432)	(36,350)	(41,278)
Interest income	129	1,136	997	3,115
Other (expense) income, net	1,721	(402)	4,163	(498)
Net loss before provision for income taxes	(16,649)	(9,698)	(31,190)	(38,661)
Provision for income taxes	203	98	456	283
Net loss	$(16,852)	$(9,796)	$(31,646)	$(38,944)
Net loss attributable to Class A common shareholders, basic and diluted	$(0.23)	$(0.27)	$(0.64)	$(1.11)
Net loss attributable to Class A-1 common shareholders, basic and diluted	$(0.10)	$(0.27)	$(0.52)	$(1.11)
Net loss attributable to Class B common shareholders, basic and diluted	$(0.13)	$—	$(0.12)	$—
Weighted-average shares used in computing net loss per share attributable to Class A common stockholders, basic and diluted	68,648,229	30,132,463	43,480,533	28,478,395
Weighted-average shares used in computing net loss per share attributable to Class A-1 common stockholders, basic and diluted	6,666,665	6,666,666	6,666,665	6,666,666
Weighted-average shares used in computing net loss per share attributable to Class B common stockholders, basic and diluted	3,499,992	—	3,499,992	—
(1) Including related party revenue of $7,951, $9,865, $21,571 and $30,560 for the three and nine months ended January 31, 2021 and 2020, respectively.
(2) Including related party revenue of $0, $112, $0 and $210 for the three and nine months ended January 31, 2021 and 2020, respectively.

C3.AI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(unaudited)

	January 31,	April 30,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$960,122	$33,104
Short-term investments	162,880	211,874
Accounts receivable, net of allowance of $762 and $755 as of January 31, 2021 and April 30, 2020, respectively(1)	30,231	30,827
Prepaid expenses and other current assets	13,503	5,400
Total current assets	1,166,736	281,205
Property and equipment, net	6,844	8,723
Goodwill	625	625
Long-term investments	—	725
Other assets, non-current	10,369	13,830
Total assets	$1,184,574	$305,108
Liabilities, redeemable convertible preferred stock, redeemable convertible Class A-1 common stock and stockholders’ (deficit) equity
Current liabilities
Accounts payable	$12,608	$4,726
Accrued compensation and employee benefits	17,996	13,693
Deferred revenue, current(2)	59,950	53,537
Accrued and other current liabilities	13,544	9,083
Total current liabilities	104,098	81,039
Deferred revenue, non-current	2,360	6,758
Other long-term liabilities	4,004	6,001
Total liabilities	110,462	93,798
Commitments and contingencies
Redeemable convertible preferred stock, $0.001 par value. No shares and 233,107,379 shares authorized as of January 31, 2021 and April 30, 2020, respectively; no shares and 37,128,768 shares issued and outstanding as of January 31, 2021 and April 30, 2020, respectively; Liquidation preference of $376,178 as of April 30, 2020.	—	375,207
Redeemable convertible class A-1 common stock, $0.001 par value. No shares and 6,666,667 shares authorized as of January 31, 2021 and April 30, 2020, respectively; no shares and 6,666,665 shares issued and outstanding as of January 31, 2021 and April 30, 2020, respectively; Liquidation preference of $18,800 as of April 30, 2020	—	18,800
Stockholders’ (deficit) equity
Class A common stock, $0.001 par value. 1,000,000,000 and 390,000,000 shares authorized as of January 31, 2021 and April 30, 2020, respectively; 97,431,675 and 31,210,159 shares issued and outstanding as of January 31, 2021 and April 30, 2020 respectively	98	31
Class B common stock, $0.001 par value; 3,500,000 and 21,000,000 shares authorized as of January 31, 2021 and April 30, 2020, respectively; 3,499,992 and no shares issued and outstanding as of January 31, 2021 and April 30, 2020, respectively	3	—
Additional paid-in capital	1,399,281	110,485
Accumulated other comprehensive income	13	424
Accumulated deficit	(325,283)	(293,637)
Total stockholders’ (deficit) equity	1,074,112	(182,697)
Total liabilities, redeemable convertible preferred stock, redeemable convertible Class A-1 common stock and stockholders’ (deficit) equity	$1,184,574	$305,108
(1) Including amounts from a related party of $1,030 and $250 as of January 31, 2021 and April 30, 2020, respectively.
(2) Including amounts from a related party of $9,358 and $1,499 as of January 31, 2021 and April 30, 2020, respectively.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine Months Ended January 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(31,646)	$(38,944)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	3,189	566
Non-cash operating lease cost	2,474	2,267
Stock-based compensation expense	14,270	5,424
Other	(115)	(324)
Changes in operating assets and liabilities
Accounts receivable(1)	588	33,744
Prepaid expenses, other current assets and other assets	(6,931)	(6,928)
Accounts payable	7,447	(917)
Accrued compensation and employee benefits	4,303	1,081
Lease liability	(2,636)	(2,344)
Other liabilities	1,213	(397)
Deferred revenue(2)	2,016	(20,335)
Net cash used in operating activities	(5,828)	(27,107)
Cash flows from investing activities:
Purchase of property and equipment	(1,166)	(1,629)
Capitalized software development costs	—	(581)
Proceeds from sale of non-marketable equity security	725	—
Purchase of investments	(232,287)	(197,067)
Maturity and sale of investments	280,997	58,625
Net cash provided by (used in) investing activities	48,269	(140,652)
Cash flows from financing activities:
Proceeds from initial public offering and private placements, net of underwriting discounts	851,859	—
Proceeds from repayment of shareholder loan	26,003	—
Proceeds from issuance of Series G, net of issuance costs	—	25,333
Proceeds from issuance of Series H, net of issuance costs	—	49,836
Repurchase of common stock and options in tender offer	—	(3,548)
Payment of deferred offering costs	(6,710)	—
Proceeds from issuance of common stock	—	44,028
Proceeds from exercise of Class A common stock options	13,825	3,846
Net cash provided by financing activities	884,977	119,495
Net increase (decrease) in cash, cash equivalents and restricted cash	927,418	(48,264)
Cash, cash equivalents and restricted cash at beginning of period	33,604	99,107
Cash, cash equivalents and restricted cash at end of period	$961,022	$50,843
Cash and cash equivalents	$960,122	$50,343
Restricted cash included in other assets	900	500
Total cash, cash equivalents and restricted cash	$961,022	$50,843
Supplemental disclosures of cash flow information—cash paid for income taxes	$435	$541
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$349	$—
Deferred offering costs included in accounts payable and accrued liabilities	$503	$—
Vesting of early exercised stock options	$2,073	$427
(1) Including changes in related party balances of $(780) and $19,826 for the nine months ended January 31, 2021 and 2020, respectively.
(2) Including changes in related party balances of $7,859 and $(8,596) for the nine months ended January 31, 2021 and 2020, respectively.

C3.AI, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2021	2020	2021	2020
Gross profit on a GAAP basis	$36,883	$30,352	$98,126	$85,770
Stock-based compensation expense(1)	378	134	858	339
Gross profit on a non-GAAP basis	$37,261	$30,486	$98,984	$86,109

Gross margin on a GAAP basis	75%	74%	75%	75%
Gross margin on a non-GAAP basis	76%	74%	76%	75%

Loss from operations on a GAAP basis	$(18,499)	$(10,432)	$(36,350)	$(41,278)
Stock-based compensation expense(1)	6,589	2,061	14,270	5,424
Loss from operations on a non-GAAP basis	$(11,910)	$(8,371)	$(22,080)	$(35,854)

(1)Stock-based compensation expense for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Stock-based compensation expense for loss from operations includes total stock-based compensation expense as follows:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2021	2020	2021	2020

Cost of subscription	$214	$104	$557	$246
Cost of professional services	164	30	301	93
Sales and marketing	2,790	613	5,835	1,894
Research and development	846	308	1,952	910
General and administrative	2,575	1,006	5,625	2,281
Total stock-based compensation expense	$6,589	$2,061	$14,270	$5,424